UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2014

Procera Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33691	33-0974674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47448 Fremont Boulevard, Fremont, California		94538
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 230-2777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 11, 2014, the Board of Directors of Procera Networks, Inc. (the “Company”) approved an amendment to the Company’s Bylaws, effectively immediately (the “Amended and Restated Bylaws”). The Company’s Bylaws were amended to provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company to the Company or its stockholders, (iii) any action asserting a claim against the Company or its directors, officers or employees arising pursuant to any provision of the Amended and Restated Bylaws, the Certificate of Incorporation of the Company or the General Corporation Law of the State of Delaware, (iv) any action asserting a claim against the Company or its directors, officers or employees governed by the internal affairs doctrine, or (v) any action to interpret, apply, enforce or determine the validity of the Amended and Restated Bylaws or the Certificate of Incorporation of the Company; subject in each case to certain exceptions as set forth in the Amended and Restated Bylaws. The provision further provides that any person or entity purchasing or otherwise acquiring any interest in the shares of the capital stock of the Company shall be deemed to have notice of and consented to such provision.

The foregoing summary of the Amended and Restated Bylaws is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Amended and Restated Bylaws, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description
3.1	Amended and Restated Bylaws of Procera Networks, Inc., effective as of March 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2014	Procera Networks, Inc.

	By:	/s/ Charles Constanti
	Name:	Charles Constanti
	Title:	Chief Financial Officer and Principal Accounting Officer

INDEX TO EXHIBITS

Number	Description
3.1	Amended and Restated Bylaws of Procera Networks, Inc., effective as of March 11, 2014